400 Locust St Suite 640 Des Moines, IA 50309 T +1 515 558 6600 www.rsmus.com June 3, 2024 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Sonida Senior Living, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on or around June 3, 2024 and we agree with such statements concerning our firm.